Exhibit 10.41

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (“Agreement”) is made as of the 3rd day of March, 2006, jointly and severally by KOLA INVESTMENTS, L.L.C., a New Jersey limited liability company (“Borrower”) and ALLSTATE MANAGEMENT CORP., a New Jersey corporation (who, together with Borrower hereinafter are referred to collectively as “Indemnitors” and individually as an “Indemnitor”), in favor of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (together with its successors and assigns, “Lender”) and all other Indemnified Parties (as defined below).

BACKGROUND

A. Borrower is the owner of that certain real property more particularly described in Exhibit “A” attached hereto (said real property together with all structures, buildings and improvements now or hereafter located thereon being referred to herein as the “Property”).

B. Borrower and Lender have entered into that certain Loan Agreement of even date herewith (“Loan Agreement”) pursuant to which Lender agreed to make a loan (“Loan”) to Borrower in the maximum principal amount of $52,000,000.00. The Loan also will be evidenced by Borrower’s promissory note to Lender of even date herewith (“Note”) and secured by, among other things, a mortgage, deed of trust, deed to secure debt or similar security instrument(s) made by Borrower to Lender also of even date herewith (“Security Instrument”) which grants to Lender, among other things, a first lien on the Property.

C. Indemnitors other than Borrower will derive substantial benefit from Lender’s making of the Loan to Borrower.

D. Lender requires as a condition to making the Loan that Indemnitors agree, jointly and severally, to provide certain indemnities and undertakings with respect to the environmental condition of the Property.

NOW, THEREFORE, to induce Lender to make the Loan to Borrower, and in consideration of the substantial benefit each Indemnitor will derive from the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Indemnitor agrees as follows:

ARTICLE 1

DEFINED TERMS

1.01 Defined Terms. Capitalized terms used in this Agreement and not specifically defined herein have the meaning provided in the Loan Agreement. The following terms have the meaning provided below:

(a) “Environmental Law” means any present or future federal, state or local law, statute, ordinance, rule, regulation, code, policy, rule of common law (including without limitation nuisance and trespass), consent order, judicial order, administrative order or other government directive, in each case as amended or supplemented from time to time, that applies to Borrower or to the Property and relates to Hazardous Materials including, without limitation, those relating to industrial hygiene, Mold or the use, analysis, generation, manufacture, storage, discharge, release, disposal, transportation, treatment, investigation, or remediation of Hazardous Materials. Any soil or groundwater contaminated by Hazardous Materials at the Property in quantities or concentrations violative of the most stringent applicable federal, state or local standard or guidance or which required reporting, investigation, remediation or other response action is considered for purposes of this Agreement a violation of an Environmental Law. Environmental Laws include, without limitation, those acts commonly referred to as the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”); the Superfund Amendments and Reauthorization Act; the National Environmental Policy Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including, without limitation, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; and the Occupational Safety and Health Act.

(b) “Environmental Liens” means all liens and other encumbrances imposed on the Property pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other party.

(c) “Environmental Report” means collectively the five (5) Phase I environmental site assessments of the Property delivered to Lender in connection with the Loan and listed on Exhibit “B”.

(d) “Government Authority” means the state, county and municipality in which the Property is located, the United States Environmental Protection Agency, the United States Department of Labor, the United States Department of Transportation, any successors to the foregoing or administrative bodies thereunder, and any other federal, state or local governmental agency now or hereafter regulating Hazardous Materials, industrial hygiene, health or environmental protection.

(e) “Hazardous Materials” means petroleum and petroleum products and compounds containing them, including, without limitation, gasoline, diesel fuel and oil; toxic, corrosive, infectious, carcinogenic, mutagenic, explosive and flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint (“LBP”); asbestos or asbestos-containing materials (“ACM”) in any form that is or could become friable; urea formaldehyde foam insulation; radon gas; Mold; underground or above-ground storage tanks, whether empty or containing any substance; and any and all substances (whether solid, liquid or gas) now or in the future which are regulated by Environmental Laws.

(f) “Indemnified Parties” means (i) Lender; (ii) any party now or hereafter involved in servicing of the Loan; (iii) any party in whose name the Security Instrument is now or hereafter recorded; (iv) any party who now holds or hereafter holds a full or partial interest as an investor in the Loan (including, without limitation, those who acquire an interest in mortgage pass-trough certificates or other securities evidencing a beneficial interest in the Loan and trustees, custodians or other fiduciaries who hold or may have held an interest in the Loan for the benefit of third parties); (v) any receiver or other fiduciary appointed in a foreclosure or other creditors’ rights proceeding; (vi) all officers, directors, principals, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of the foregoing; and (vii) the heirs, legal representatives, successors and assigns of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial part of an Indemnified Party’s assets and business), in all cases whether during the term of the Loan or as part of, or following, a foreclosure (judicial or otherwise) of the Security Instrument or acceptance of a deed-in-lieu of foreclosure.

(g) “Legal Action” means any claim, suit, arbitration or proceeding, whether judicial or administrative in nature, including, without limitation, any notice of potential liability or request for information under CERCLA.

(h) “Losses” means any and all out-of-pocket costs and claims (including, without limitation, personal injury, wrongful death, property damage, natural resource damages, strict liability and punitive damages), obligations, damages, losses, expenses, fines, penalties, fees, judgments, awards, amounts paid in settlement, costs of Remediation whether or not performed voluntarily (including, without limitation, any financial assurances required to be posted for completion of Remediation and costs associated with administrative oversight), reasonable legal fees and disbursements, engineering fees, environmental consultant fees, investigation costs (including without limitation sampling, testing and analysis of soil, water, air, building or other materials), costs of defense of Legal Actions, costs incurred by a Government Authority to the extent recoverable against private parties, and any other liabilities of whatever kind or nature.

(i) “Mold” means any microbial or fungus contamination or infestation in the Property of a type which may pose a risk to human health or the environment or would negatively impact the value of the Property.

(j) “O&M Program” has the meaning provided in Section 3.01 (i) of this Agreement.

(k) “Permit” means any permit or license issued by any Government Authority pursuant to any of the Environmental Laws and which relate to Borrower or the Property.

(l) “Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposal or other movement of Hazardous Materials.

(m) “Remediation” means any activity, response, remediation, removal, or corrective action to clean-up, detoxify, decontaminate, close, contain or otherwise remediate any Hazardous Materials located in, on, under or above the Property or migrating to or from the Property; any actions to prevent, cure or mitigate any Release or threat of release; any action to comply with any Environmental Law or Permit; and any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials, including, without limitation, post-remedial or post-closure studies, investigations, operations and maintenance and monitoring. Remediation of Mold shall include, without limitation, all acts necessary to clean and disinfect any portions of the Property affected by Mold and to eliminate the sources of Mold in or on the Property, including, without limitation, providing any necessary moisture control systems at the Property.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.01 Environmental Representations and Warranties by Borrower. Borrower represents and warrants, based upon the Environmental Report and information that Borrower knows after due inquiry, that:

(a) No Hazardous Materials. No Hazardous Materials are in, on, or under the Property except those that are both (i) in compliance with Environmental Laws and (ii) either (A) used in de minimis quantities incidental to the operation of the Property or (B) fully disclosed to Lender in the Environmental Report and deemed an acceptable risk by Lender (which shall not be deemed to relieve Borrower from otherwise complying with its obligations under this Environmental Indemnity).

(b) No Release. No past, present or threatened Release has occurred in, on, under, to or from the Property in violation of any Environmental Law or Permit, or which gives rise to any regulatory obligation under any Environmental Law or Permit, except as may be fully disclosed to Lender in the Environmental Report.

(c) No Migration. There currently is no threat of a Release migrating to or from the Property, except as may be fully disclosed to Lender in the Environmental Report.

(d) No Violations. No past or present noncompliance with Environmental Laws or Permits has occurred or is occurring in connection with the Property, except as may be fully disclosed to Lender in the Environmental Report.

(e) No Prior Remediation. No prior Remediation has been undertaken, and no Remediation is ongoing, with respect to the Property during Borrower’s ownership thereof or, to the best of Borrower’s knowledge, at any time prior to Borrower’s ownership thereof, except as may be fully disclosed to Lender in the Environmental Report.

(f) Authorizations. All Permits, registrations, notices or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation or use of the Property including, without limitation, with respect to the existence of any underground or above-ground storage tank, have been duly obtained or filed, are in full force and effect, and have been duly renewed or maintained.

(g) No Notices Regarding Hazardous Materials. Borrower does not know of, and has not received, any written or verbal notice or other written communication from any Government Authority or other party, nor has any written notice or written communication been made by or on behalf of Borrower, relating to (i) Hazardous Materials located in, on, or under or migrating to or from the Property, (ii) compliance with, or violation of, Environmental Laws, or (iii) any actual or threatened (in writing) Legal Action in connection with any of the foregoing, except for communications made in the ordinary course of business in connection with Permits and routine inspections conducted by Government Authorities having jurisdiction over the Property.

(h) Complete Disclosure. Borrower has disclosed to Lender all material facts known by Borrower or contained in Borrower’s records the nondisclosure of which could cause any representation or warranty made herein or any statement made in the Environmental Report to be false or materially misleading.

2.02 Environmental Representations and Warranties by Indemnitors other than Borrower. Each Indemnitor other than Borrower represents and warrants that, to the best of such Indemnitor’s knowledge, (a) the representations and warranties made by Borrower in Section 2 of this Agreement are accurate and complete in all material respects, and (b) such Indemnitor has not failed to disclose to Lender any material facts the nondisclosure of which could cause any such representation or warranty made by Borrower to be false or materially misleading.

2.03 General Representations and Warranties. Each Indemnitor individually, as to such Indemnitor, represents and warrants that:

(a) Authority. Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If Indemnitor is not an individual: (i) Indemnitor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized and the person(s) signing this Agreement on Indemnitor’s behalf has been validly authorized and directed to sign this Agreement.

(b) Valid and Binding Obligation. This Agreement constitutes Indemnitor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No Conflict with Other Agreements. Indemnitor’s execution, delivery and performance of this Agreement will not (i) violate Indemnitor’s organizational documents if Indemnitor is not an individual, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any agreement, indenture, credit facility or other instrument to which Indemnitor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which Indemnitor or any of its assets is subject.

(d) No Pending Litigation. No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of Indemnitor’s knowledge, threatened against Indemnitor which, either in any one instance or in the aggregate, may have a material, adverse effect on Indemnitor’s ability to perform its obligations under this Agreement.

(e) Consideration. Indemnitor will derive substantial benefit from the Loan to Borrower.

(f) Financial Condition. No change that would have a Material Adverse Effect has occurred in the financial condition of Indemnitor since the date of its most recent financial statements submitted to Lender, other than has been disclosed in writing to Lender and acknowledged by Lender.

ARTICLE 3

COVENANTS REGARDING ENVIRONMENTAL MATTERS

3.01 Covenants. Indemnitors covenant and agree that, until the Loan is paid in full:

(a) Compliance. The condition and all uses and operations on or of the Property, whether by Borrower, its tenants or any other party, shall be in compliance with all Environmental Laws and Permits.

(b) No Hazardous Materials. No Hazardous Materials shall be in, on, at, or under the Property except those that are both (i) used in compliance with all Environmental Laws and Permits and (ii) either (A) used in the ordinary course of the operation of the Property or (B) fully disclosed to Lender by Borrower in writing and approved in advance by Lender.

(c) No Release. No Release of Hazardous Materials shall occur in, on, at, under or from the Property.

(d) No Encumbrances. Borrower shall keep the Property free and clear of all Environmental Liens.

(e) Investigations. Borrower, at its sole expense, shall (i) perform any environmental site assessment or other investigation of environmental conditions in connection with the Property (including, without limitation, sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), pursuant to Lender’s written request upon Lender’s reasonable belief that the Property is not in full compliance with Environmental Laws or Permits or that any requirement of this Agreement has been violated and (ii) if requested by Lender, share all reports, results and correspondence related to such assessments or investigations with Lender. Borrower agrees to have any written reports structured so as to allow Lender (and any other party designated by Lender) to rely on such reports and results.

(f) Remediation. Borrower, at its sole expense, shall (i) effectuate Remediation of Hazardous Materials in, on, or under the Property to the extent required by Environmental Law, (ii) comply in all material respects with any Environmental Law or Permit, (iii) comply with any directive from any Government Authority, and (iv) if requested by Lender, share all reports, results and correspondence related to such Remediation or compliance with Lender. Borrower agrees to have any written reports prepared so as to allow Lender (and any other party designated by Lender) to rely on such reports and results.

(g) Notice of Release or Violation. Borrower shall promptly notify Lender in writing upon its obtaining knowledge of (i) Hazardous Materials present in, on, at, or under the Property, or any Release from or migrating toward the Property which is required to be reported to any Governmental Authority under any Environmental Law or is in violation of any

Environmental Law, other than as previously disclosed in the Environmental Report or by Borrower to Lender in writing, (ii) any actual or alleged (in writing) violation of any Environmental Law or Permit, (iii) any actual or threatened (in writing) Environmental Lien affecting the Property, (iv) any required Remediation or actual or threatened (in writing) investigation of any environmental condition related to the Property, or (v) any Legal Action in connection with any matter addressed by this Agreement. Borrower shall promptly provide Lender with a cost estimate from an environmental consultant reasonably acceptable to Lender to complete any required Remediation or correct any violation of Environmental Law. If such cost estimate exceeds $50,000.00, Borrower shall promptly establish with Lender, upon Lender’s written request, a reserve fund in the amount of such estimate. If in Lender’s reasonable opinion the amount reserved at any time during the Remediation or the correction of a violation is insufficient to cover the work remaining to complete the Remediation or achieve compliance, Borrower shall increase the amount reserved in compliance with Lender’s written request. All amounts so held in reserve, until disbursed, are pledged to Lender as security for payment of the Loan and performance of the Obligations, including, without limitation, Remediation and shall be subject to the same general terms and conditions applicable to funds in Reserve Accounts set forth in the Loan Agreement, including, without limitation, the conditions for disbursement set forth in Article 5 of the Loan Agreement.

(h) Inspections and Testing. Lender, and any other party designated by Lender (including, without limitation, any environmental consultant or any receiver or trustee for the Property appointed by a court of competent jurisdiction), has the right, but not the obligation, after reasonable prior notice to Borrower (which may be telephonic if an Event of Default under any of the Loan Documents has occurred and is continuing), to enter upon the Property at all reasonable times to assess the environmental condition of the Property, including, without limitation, to conduct any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and to take samples of soil, groundwater or other water, air quality, building materials and conduct other invasive testing. Such assessment or audit shall be conducted in a manner so as to minimize interference with the conduct of business at the Property. Borrower agrees to reasonably cooperate in connection therewith, including without limitation, providing all requested information and making knowledgeable officers, employees or property managers available for interview. If any such undertaking discloses that a violation of, or a liability under, any Environmental Law or Permit exists, or if such undertaking was required or prescribed by any Environmental Law, Permit or Government Authority, or if the inspection is performed while an Event of Default exists under any of the Loan Documents, Borrower shall pay all costs and expenses incurred in connection with such undertaking; otherwise, the costs and expenses of such undertaking shall be paid by Lender.

(i) Monitoring or Maintenance Program. If recommended by the Environmental Report or any other environmental assessment or audit hereafter made of the Property, or if required by Environmental Law or Government Authority, Borrower, at its sole expense, shall establish and maintain continuously in effect until the Loan is paid in full, an operations and maintenance program with respect to any ACMs, PCBs, LBPs or Mold at the Property (“O&M Program”), which is reasonably acceptable to Lender and prepared by an environmental consultant reasonably acceptable to Lender. Without limiting the foregoing, if ACMs are found to exist at the Property, the O&M Program shall be undertaken consistent with the Guidelines for Controlling Asbestos-Containing Materials in Buildings (USEPA, 1985) and

other relevant guidelines and applicable Environmental Laws. If an O&M Program is in effect, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify; (ii) amendments to such O&M Program to address changing circumstances, laws or other matters, including without limitation variations in response to reports provided by environmental consultants; and (iii) execution of an Operations and Maintenance Agreement relating to such O&M Program reasonably satisfactory to Lender. If not covered by an O&M Program, Borrower shall inspect and maintain all ACMs, PCBs, LBPs, or Mold, as the case may be, on a regular basis to ensure that such Hazardous Materials are maintained in a condition that prevents exposure of occupants of the Property.

ARTICLE 4

INDEMNIFICATION FOR ENVIRONMENTAL CLAIMS

4.01 Scope of Indemnification. Indemnitors shall indemnify, defend, release and hold harmless the Indemnified Parties from and against any and all Losses incurred by or asserted against any Indemnified Parties (other than those arising solely from the gross negligence of an Indemnified Party or a state of facts, in each case, that first occurs or comes into existence after the date that the holder of the Security Instrument or a receiver takes possession of the Property or acquires title to the Property by foreclosure or deed in lieu of foreclosure), and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, under or migrating to or from the Property; (b) any past, present or threatened Release in, on, above, under or migrating to or from the Property; (c) any activity by any Indemnitor, a party affiliated with any Indemnitor, or any tenant or other user of the Property (irrespective of whether such use was authorized) in connection with any actual, proposed or threatened Release, use, treatment, storage, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, on, under, or above the Property; (d) any Remediation, whether voluntary or pursuant to court or administrative order; (e) any violation of any Environmental Law or Permit with respect to the Property or operations thereon, including, without limitation, any failure by any Indemnitor, any party affiliated with any Indemnitor, or any tenant or other user of the Property to comply with any Permit or any directive of any Government Authority pursuant to any Environmental Law even if such claim of noncompliance or violation is groundless, false or fraudulent; (f) the imposition of any Environmental Lien encumbering the Property; (g) any injury to, destruction of, or loss of natural resources in any way connected with the Property, including, without limitation, costs to investigate and assess such injury, destruction or loss; (h) any personal injury, wrongful death, or damage to property caused by any of the foregoing; (i) any acts of any Indemnitor, any party affiliated with any Indemnitor, or any tenant or other user of the Property in connection with the disposal or treatment, whether done directly or arranged through a transporter, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials in the event of a Release during transportation to or following deposit at such facility; (j) any intentional misrepresentation or inaccuracy in any representation or warranty hereunder as of the date made hereunder; (k) any material breach of this Agreement; or (l) any Legal Action in any way connected with any matter addressed in this Agreement.

4.02 Duty to Defend. All legal counsel and other professionals to be engaged by Borrower in connection with any defense or investigation required by this Agreement shall be reasonably acceptable to Lender and the other Indemnified Parties. Borrower’s legal counsel shall control defense of the claim or proceeding, except that no settlement or compromise shall be accepted or entered into which binds an Indemnified Party unless such Indemnified Party has given its prior written consent thereto, which consent will not be unreasonably withheld. Notwithstanding the foregoing, if the interest of an Indemnified Party, in its reasonable judgment, conflicts with, or is adverse to, the interest of Borrower, the party seeking indemnification under this Agreement shall have the option to engage its own legal counsel and other professionals to defend it or assist it and, at the option of such Indemnified Party, to control resolution of such claim or proceeding. In such event, Borrower shall pay or, at the Indemnified Party’s option, reimburse it for the reasonable fees and expenses of its legal counsel and other professionals.

4.03 Claims against Third-Party Rights. Indemnitors shall take all reasonable actions, including institution of Legal Action against third-parties, necessary or appropriate to obtain reimbursement or compensation from those responsible for the presence or Release of any Hazardous Materials in, on, under or from the Property, or which have migrated onto or toward the Property, or for which such third-parties are otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitors’ rights now or hereafter in such claims.

4.04 Notice of Legal Actions. Each party hereto shall, within seven (7) days of receipt thereof, give written notice to the other parties hereto of (a) any written notice or other communication from any Government Authority or other source whatsoever or with respect to Hazardous Materials affecting the Property or regarding compliance with Environmental Laws, and (b) any Legal Action brought against such party with respect to which any Indemnitor may have liability under this Agreement. Failure of an Indemnified Party to provide such notice shall not impair its rights under this Agreement or the obligations of any Indemnitor unless Indemnitor’s defense of the Legal Action is materially and irrevocably prejudiced thereby, and then only to the extent of such prejudice.

ARTICLE 5

GENERAL CONDITIONS

5.01 Payments Due; Interest on Amounts Payable Hereunder. Amounts payable to Lender under this Agreement shall be immediately due and payable on Lender’s written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim. Amounts not paid within ten (10) business days of Lender’s written demand shall, at Lender’s option and without prejudice to Lender’s rights for failure to pay, bear interest at the Default Rate for the period commencing on the date such ten (10) day period shall expire to the date of payment in full to Lender. Interest at the Default Rate also shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Agreement until such judgment is paid in full. If interest paid or payable hereunder is deemed to exceed the maximum rate permitted by law, then the amount to be paid immediately shall be reduced to such maximum rate and thereafter computed at such maximum rate. Lender may apply all money received by Lender in such priority and proportions as Lender may elect.

5.02 Full Recourse Liability. NOTWITHSTANDING ANY PROVISION OF THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS TO THE CONTRARY, INDEMNITORS’ ARE FULLY AND PERSONALLY, JOINTLY AND SEVERALLY, LIABLE FOR ALL OBLIGATIONS UNDER THIS AGREEMENT. SUCH LIABILITY IS NOT LIMITED TO THE ORIGINAL OR AMORTIZED PRINCIPAL BALANCE OF THE LOAN OR THE VALUE OF THE PROPERTY. Indemnified Parties shall have the right to proceed immediately against each Indemnitor under this Environmental Indemnity, without being required first to attempt recovery from Borrower or any other party or to sue on the Note or any of the other Loan Documents and without demonstrating that the collateral for the Loan is inadequate security or that Lender has exercised (to any degree) or exhausted any of Lender’s other rights and remedies.

5.03 Events of Default. Indemnitors shall be in default of this Agreement at Lender’s option if any of the following (each, an “Event of Default”) occur: (a) any Indemnitor fails to make a payment required hereunder within ten (10) business days of Lender’s written demand for payment, (b) any representation or warranty made herein or in any financial statement, certificate, report, or other document required to be furnished to Lender under this Agreement is materially untrue or misleading as of the date made, or (c) any other default (not contemplated by (a) or (b) above) occurs hereunder which is not cured within thirty (30) days after written notice from Lender; provided that if a default under clause (c) cannot reasonably be cured within such thirty (30) day period and Indemnitors have responsibly commenced to cure such default promptly upon notice thereof from Lender and thereafter diligently proceeds to cure same, such thirty (30) day period shall be extended for so long as necessary, in the exercise of due diligence, to cure such default, but in no event shall the entire cure period be more than one hundred twenty (120) days.

5.04 Remedies. Following an Event of Default, Lender shall be entitled to accelerate the Loan and exercise all other rights and remedies as have been provided to Lender hereunder, under the other Loan Documents, by law or in equity. Such rights and remedies are cumulative and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise. Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Indemnitors in any instance will not entitle Indemnitors to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Agreement to be given). Lender may release other security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under this Agreement and without such action being deemed an accord and satisfaction or a reinstatement of the Loan. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies. NOTWITHSTANDING ANY PROVISION OF THE SECURITY INSTRUMENT TO THE CONTRARY, INDEMNITORS’ OBLIGATIONS UNDER THIS AGREEMENT ARE NOT SECURED BY THE SECURITY INSTRUMENT UNLESS AND UNTIL LENDER, IN WRITING, EXPRESSLY DECLARES THIS AGREEMENT TO BE SECURED BY THE SECURITY INSTRUMENT, WHICH LENDER IS ENTITLED TO DO IN ITS SOLE DISCRETION.

5.05 Enforcement Costs. Indemnitors hereby agree to pay, on written demand by Lender, all out-of-pocket costs incurred by Lender in collecting any amount payable under this Agreement or enforcing or protecting its rights under the Agreement, in each case whether or not legal proceedings are commenced. Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals and other hired professionals, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within ten (10) business days after Lender’s written demand for payment.

5.06 Unimpaired Liability. Each Indemnitor acknowledges and agrees that its respective liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Indemnitor has any knowledge or notice thereof): (a) the irregularity, invalidity or unenforceability, in whole or in part, of any of the Loan Documents against Borrower or Lender; (b) Borrower’s lack of authority or lawful right to enter into any of the Loan Documents; (c) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, approval of a Transfer or the grant of extensions of time for payment or performance; (d) failure to record any Loan Document or to perfect any security interest intended to be provided thereby or otherwise to protect, secure or insure any collateral for the Loan; (e) Lender’s failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents or under this Agreement; (f) the release or substitution, in whole or in part, of any collateral for the Loan or acceptance of additional collateral for the Loan; (g) the release of any Indemnitor from performance, in whole or in part, under this Agreement or the release of Borrower from performance, in whole or in part, under any of the other Loan Documents, in each case whether by operation of law, Lender’s voluntary act, or otherwise; (h) any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower, SPE Manager, SPE Equity Owner, any other Indemnitor or Lender; (i) the termination or discharge of the Security Instrument or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure; (j) the existence of any claim, setoff, counterclaim, defense or other rights which Indemnitor may have against Borrower, SPE Manager, SPE Equity Owner, any other Indemnitor or Lender, whether in connection with the Loan or any other transaction; (k) the accuracy or inaccuracy of the representations and warranties made by Borrower in this Agreement; or (l) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an indemnitor.

5.07 Waivers. Each Indemnitor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause any of the Indemnified Parties to proceed against any of the collateral for the Loan before proceeding under this Agreement against any Indemnitor; (b) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Agreement); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it; (d) notice of acceptance of this Agreement and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; and (f) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitation or repose.

5.08 Indemnitors Bound by Judgment against Borrower. Each Indemnitor agrees that it shall be conclusively bound, in any jurisdiction, by the judgment obtained by Lender in an action against Borrower or any other Indemnitor in connection with its obligations hereunder (wherever instituted), as if it were a party to such action even if not so joined as a party.

5.09 Subrogation and Contribution. Each Indemnitor agrees that no payment by it under this Agreement shall give rise to (a) any rights of subrogation against Borrower or the collateral for the Loan, or (b) any rights of contribution against any other Indemnitor, in each case unless and until Lender has received full and indefeasible payment of all amounts due to it hereunder and of the Loan. If the deferral of such rights shall be unenforceable for any reason, each Indemnitor agrees that (a) its rights of subrogation shall be junior and subordinate to Lender’s rights against Borrower and the collateral for the Loan, and (b) its rights of contribution against any other Indemnitor shall be junior and subordinate to Lender’s rights against each other Indemnitor.

5.10 Lender’s Transferees; Secondary Market Activities. Each Indemnitor acknowledges and agrees that Lender, without notice to any Indemnitor or any Indemnitor’s prior consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, each grant of participations in the Loan, a transfer of the Loan as part of a Securitization in which Lender assigns its rights to a securitization trustee, or a contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender’s rights and remedies hereunder. Each Indemnitor further acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any Rating Agency rating the securities issued in respect of a Securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property or with respect to Borrower or any Indemnitor, as Lender determines necessary or desirable. Each Indemnitor irrevocably waives all rights it may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

5.11 Financial Reports, Inspection of Records. Each Indemnitor agrees to furnish to Lender from time to time, by such dates as Lender may require (but no more frequently than annually unless an Event of Default under the Loan Agreement or any other Loan Document exists), (a) upon the occurrence and during the continuance of an Event of Default, Indemnitor’s Federal and State income tax returns, and (b) a personal financial statement if Indemnitor is an individual and a balance sheet and statement of changes in Indemnitor’s financial position if Indemnitor is not an individual, in each case certified by such Indemnitor as complete and accurate. Such financial statements shall be in reasonable detail and prepared in accordance with consistently applied accounting methods reasonably acceptable to Lender.

5.12 Survival. The obligations and liabilities of Indemnitors under this Agreement survive repayment or defeasance of the Loan, termination of this Agreement, the discharge or release of the Security Instrument, or any foreclosure (whether judicial or non-judicial), exercise of any power of sale, the acceptance of a deed in lieu of foreclosure of the Security Instrument or taking of title to the Property pursuant to a judicial or non-judicial debt restructuring.

ARTICLE 6

MISCELLANEOUS

6.01 Notices. All notices and other communications under this Agreement are to be in writing and addressed in the case of Lender to the address as set forth below and in the case of each Indemnitor, as set forth below such Indemnitor’s signature hereto. Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt; (b) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (c) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (b); or (d) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (b) and (d) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent. Lender’s notice address is as follows:

GMAC Commercial Mortgage Corporation

200 Witmer Road

Horsham, PA 19044

Attn.: Servicing Accounting - Manager

Fax: 215-328-3478

With a copy to:

Ballard Spahr Andrews & Ingersoll, LLP

601 13th Street

Suite 1000 South

Washington, DC 20005-3807

Attn: James P. Cooke, Esq.

Fax: 202-626-9008

6.02 Entire Agreement; Modification. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

6.03 Binding Effect: Joint and Several Obligations. This Agreement is binding upon and inures to the benefit of Indemnitors, Lender and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. No Indemnitor may delegate or transfer its obligations under this Agreement. If there is more than one Indemnitor, each Indemnitor shall be jointly and severally liable hereunder.

6.04 Unenforceable Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

6.05 Duplicate Originals: Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.

6.06 Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpretation of this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph of other subdivision; and “Agreement” and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

6.07 Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State where the Property is located (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).

6.08 Consent to Jurisdiction. Each Indemnitor irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any Legal Action arising with respect to this Agreement and waives to the full extent permitted by law all objections which it may have to such jurisdiction and venue.

6.09 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned hereby sign, seal and deliver this Agreement.

BORROWER:			INDEMNITORS:

KOLA INVESTMENTS, L.L.C., a New Jersey, limited liability company			ALL STATE MANAGEMENT CORP., a New Jersey corporation

By:	Will Management Corporation, a New Jersey corporation, Manager
			By:	Donald N. Love
Donald N. Love, President
	By:	Donald N, Love
Donald N, Love, Vice President

Address for Notice:
Address for Notice: Resource Investments Limited, L.L.C. 4300 Haddonfield Road Suite 314 Pennsauken, NJ 08109 Attn.: Mr. Steven Zalkind Fax: 856-662-2154	4300 Haddonfield Road Suite 314 Pennsauken, NJ 08109 Attn.: Mr. Steven Zalkind Fax: 856-662-2154 With a copy to:
With a copy to: Sherman, Silverstein, Kohl, Rose & Podolsky 4300 Haddonfield Road Suite 311 Pennsauken, NJ 08109 Attn.: M. Zev Rose Fax: 856-662-0165	Sherman, Silverstein, Kohl, Rose & Podolsky 4300 Haddonfield Road Suite 311 Pennsauken, NJ 08109 Attn.: M. Zev Rose Fax: 856-662-0165

Exhibit A

Description of the Land

Parcel A (RAINDANCE APARTMENTS)

Lot One (1) and Common Lot “A”, Block One (1), In RAINDANCE, an Addition to the City of Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof.

and

Parcel B (WINDRUSH APARTMENTS)

A portion of the Northwest Quarter (NW/4) of Section Two (2), Township Thirteen (13) North, Range Three (3) West of the Indian Meridian, Oklahoma County, Oklahoma, and more particularly described as follows:

A parcel of land located in the Northwest Quarter (NW/4) of Section Two (2), Township Thirteen (13) North, Range Three (3) West of the Indian Base and Indian Meridian, Oklahoma County, Oklahoma, according to the United States Government Survey thereof, and more particularly described as follows:

Commencing at the Northeast corner of the Northwest Quarter (NW/4) of said Section 2;

Thence South 00°09’22” West a distance of 50.00 feet to the Point of Beginning;

Thence South 00°09’22” West along the East line of said Northwest Quarter (NW/4) a distance of 872.00 feet;

Thence North 89°30’08” West a distance of 480.12 feet to the point on the East right-of-way of Fretz Avenue;

Thence North 00°13’32” East along the said East right-of-way a distance of 847.00 feet;

Thence North 45°21’42” East a distance of 35.27 feet to a point on the South right-of-way of SW 15th Street;

Thence South 89°30’08” East along the said South right-of-way a distance of 454.06 feet to the Point of Beginning.

and

Parcel C (AUGUSTA APARTMENTS)

Lot Twenty (20) of Block Twelve (12) of SECTION 2, THE GREENS, in Oklahoma City, Oklahoma County, Oklahoma, according to the recorded plat thereof.

and

Parcel D (HERITAGE PARK APARTMENTS)

Tract 1

A part of Block Five (5), HERITAGE PARK, an Addition to Oklahoma City, Oklahoma County, Oklahoma, more particularly described as follows:

Beginning at the Northwest corner of said Block 5;

Thence South 89°24’10” East along the North line of said Block 5 a distance of 477.83 feet;

Thence South 0°35’20” West a distance of 227.02 feet;

Thence South 30°33’50” West a distance of 201.50 feet;

Thence South 38°58’53” West a distance of 305.50 feet;

Thence South 44°19’05” West a distance of 315.30 feet to a point on the South line of said Block 5;

Thence North 89°23’25” West along the South line of said Block 5 a distance of 230.53 feet to the Southwest corner of said Block 5;

Thence North 09°46’57” West along the West line of said Block 5 a distance of 182.88 feet;

Thence North 10°15’00” West along the West line of said Block 5 a distance of 365.54 feet to a point on the South right-of-way line of Heritage Park Drive;

Thence South 89°24’10” East along said South right-of-way line a distance of 366.11 feet to a point on the East right-of-way line of Heritage Park Road;

Thence due North along said East right-of-way line a distance of 330.0 feet to the point of beginning.

Tract 2

Blocks Six (6) and Seven (7) and a part of Block Five (5), HERITAGE PARK, an Addition to Oklahoma City, Oklahoma County, Oklahoma, said part of Block Five (5) being more particularly described as follows:

Beginning at the Northeast corner of said Block Five (5);

Thence South 04°48’34” West along the East line of said Block Five (5) a distance of 428.44 feet;

Thence South 39°12’23” West along the East line of said Block Five (5) a distance of 294.95 feet;

Thence South 38°15’54” West along the East line of said Block Five (5) a distance of 266.84 feet;

Thence North 89°23’25” West along the South line of said Block Five (5) a distance of 275.0 feet;

Thence North 44°19’05” East a distance of 315.30 feet;

Thence North 38°58’53” East a distance of 305.50 feet;

Thence North 30°33’50’’ East a distance of 201.50 feet;

Thence North 0°35’20” East a distance of 227.02 feet to a point on the North line of said Block Five (5);

Thence South 89°24’10” East along the North line of said Block Five (5) a distance of 145.35 to the point of beginning,

AND as more particularly described by metes and bounds as follows:

A part of the Northwest Quarter (NW/4), Section Twenty (20), Township Thirteen (13) North, Range Three (3) West of the Indian Meridian, being more particularly described as follows:

Commencing at the NW corner of the Northwest Quarter (NW/4);

Thence South 89°24’10” East a distance of 920.0 feet;

Thence due South a distance of 149.06 feet to the point of beginning;

Thence South 89°14’39” East a distance of 567.65 feet;

Thence South 35°43’47” East a distance of 145.78 feet;

Thence South 4°48”34” West a distance of 781.37 feet;

Thence South 39°12’23” West a distance of 294.95 feet;

Thence South 0°02’37” West a distance of 700.74 feet;

Thence North 89°23’37’’ West a distance of 165.08 feet;

Thence North 0°02’28” East a distance of 489.48 feet;

Thence North 89°23’25” West a distance of 275.0 feet;

Thence South 44°19’05” East a distance of 315.30 feet;

Thence North 38°58’53” East a distance of 305.50 feet;

Thence North 30°33’50” East a distance of 201.50 feet;

Thence North 0°35’20” East a distance of 227.02 feet;

Thence North 89°24’10” West a distance of 477.82 feet;

Thence due North a distance of 471.02 feet to the point of beginning.

and

Parcel E (INVITATIONAL APARTMENTS)

All of Lot One (1) in Block Two (2) of THE GREENS, an Addition to the City of Oklahoma City, Oklahoma County, Oklahoma, as shown by the recorded plat thereof.